Exhibit 10.3

Learning Tree International, Inc.

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

To: _____________ (“Optionee”)

From: Learning Tree International, Inc.

Date:

Learning Tree International, Inc. (the “Company”) is pleased to inform you that the Compensation and Stock Option Committee of the Board of Directors (the “Committee”) has decided to grant you a nonqualified stock option (your “Option”) to acquire shares of the Company’s Common Stock (“Common Stock” or “Shares”).

Your Option will be governed by the attached Standard Terms and Conditions (the “Terms”) and the following specific provisions (which are subject to adjustment as described below and in the Terms):

The “Date of Grant” for your Option is _________________.

The “Expiration Date” of your Option is __________________.

The “Exercise Price” per share for your Option is: ___________

The “Number of Shares” potentially covered by your Option is: ______________.

Your Option is a nonqualified stock option.

Vesting. As a Company employee, you will earn the right to exercise twenty-five percent (25%) of your Number of Shares on each of __________________, ____________________, _______________ and _________________ if you are employed by the Company or its subsidiaries on such date, except as otherwise set forth in the Terms. As an example, at any time after ___________ but before ___________, the maximum number of shares you may purchase or have purchased under this Option is fifty percent (50%) of the Number of Shares; after _____________, you may purchase up to the total Number of Shares. Of course, you can never exercise the Option after the Expiration Date (as adjusted under the Terms).

Please review the Terms carefully, as they control your rights under your Option. Then sign (and if you are married, have your spouse sign) one copy of this letter and return it to: _____________. If you have any questions, please call her.

We appreciate your continuing efforts on behalf of the Company.

Very truly yours,
Learning Tree International, Inc.

By:

Its:

I hereby accept this Option and have reviewed the Award Agreement and the Terms. I understand that I will lose my right to exercise my Option under certain circumstances, including my ceasing to be an employee of the Company, whether voluntary or not. I further understand that I may not transfer my Option except under circumstances described in the Terms.

Optionee

I agree to be bound by all of the terms and conditions of the Award Agreement, including those set forth in the Terms.

Optionee's Spouse

Name:

THE OPTION AND ANY SHARES ISSUABLE UNDER IT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF AND ANY APPLICABLE STATE SECURITIES LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.

STANDARD TERMS AND CONDITIONS

These Standard Terms and Conditions (the “Terms”) are attached to an award agreement (the “Award Agreement”) from Learning Tree International, Inc. (the “Company”) granting an Option to you, and are intended to govern that Option. All capitalized terms not specifically defined in these Terms have the meanings set forth in the attached Award Agreement.

1.

Option. You may exercise the Option to buy all or any part of the Number of Shares of Common Stock which is then exercisable at the Exercise Price per share until the Expiration Date. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.

Manner of Exercise. This Option may be exercised only (a) during your lifetime, by you; (b) to the extent permitted by the Committee, by your designated beneficiary in the event of your death; and (c) after your death, by your transferees by will or the laws of descent or distribution. To exercise this Option, you must provide the Company with (a) a written notice of exercise in the form attached hereto as Exhibit A, and (b) the full purchase price of the shares to be purchased (i) in cash or by check or promissory note payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company previously purchased on the open market or acquired through exercise of a stock option, and in your possession, valued at fair market value, or (iii) in consideration received from a licensed broker under a cashless exercise program, or (iv) any combination of the foregoing or such other consideration as permitted by applicable laws and the Committee. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

3.

Termination of Service; Death or Disability. The Expiration Date is the earlier of (i) the date set out in the Award Agreement, or (ii) the expiration of a period following the time you cease (whether voluntarily or involuntarily) to be an employee of the Company or its subsidiaries, which period will be (a) three (3) months if you ceased to be an employee for any reason other than your death, Disability or Retirement, or (b) twelve (12) months if you die or become Disabled while you are an employee of the Company or one of its subsidiaries. Any options not exercisable on the date that you cease to be an employee (whether voluntarily or involuntarily) will be of no further force or effect. After the Expiration Date, the Option will expire and be void and of no further force or effect. For purposes of these Terms and the Award Agreement, Disability means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, and Retirement means, in the case of an employee, a termination of employment by reason of the employee’s retirement at or after age 62.

4.

Changes in Capitalization; No Option Repricing. Subject to any required action by the shareholders of the Company pursuant to any applicable listing requirements of any national securities exchange on which Shares of the same share class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such Shares, the number of Shares covered by the Option and the Award Agreement, as well as the exercise price per Share of such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option. Further, except for the adjustments provided herein, the Option may not be amended to reduce its initial exercise price, and the Option may not be cancelled and replaced with an Option with a lower price.

5.

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify you as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for you to have the right to exercise your Option until ten (10) days prior to such transaction as to all of the Shares covered by your Option, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

6.

Going Private Transaction with Controlling Shareholders. If the Company is taken private by reorganization, merger, stock purchase, asset purchase, share exchange, consolidation or other acquisition transaction by the Company’s current majority shareholders (Dr. David C. Collins and Mrs. Mary C Collins) and the Company’s Common Stock is no longer registered under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), the Company shall cause (i) the Option to continue to be outstanding according to the Terms and the Award Agreement or (ii) an equivalent equity incentive plan to be adopted by the Company (or any successor to the Company) and a new, substantially identical option award agreement to be granted containing the following terms relative to this Option (in either case referred to as the “Newly Issued Options”):

o	Same % of the Company’s outstanding shares;
o	Same vesting schedule, which shall take into account and reflect any portion of the Option that had already vested; and
o	Proportionate adjustment of the exercise price based on the total of the Company’s outstanding shares.

Upon termination of employment, the Company (or any successor) shall buy back (i) any Newly Issued Options that have vested or (ii) to the extent exercised, the shares issued upon exercise of any Newly Issued Options, at the then-current Company value (the “Option Payment”). The Company shall have the right to pay the Option Payment over a period of up to four (4) years with each payment occurring at the beginning of anniversary of the date of termination (i.e., the first payment will be made on the one-year anniversary of the date of termination and each successive payment will be made one year later for the next three (3) years). Interest at a rate of Prime plus 1% will accrue on any unpaid balance. The value of the Company for purposes of determining the Option Payment shall be determined by use of a third-party appraisal firm (engaged by the Company) that typically undertakes such valuations for annual accounting purposes.

If the Newly Issued Options (or shares received upon exercise) are transferred, pledged or otherwise offered for sale to a third party, then the Company shall have the right of first offer to acquire the Options (or shares received upon exercise). If the Newly Issued Options (or shares received upon exercise) are proposed to be transferred, pledged or otherwise offered for sale to a third party by you (or the party to who you pledged the securities), then the Company shall have the right of first offer to acquire the Options (or shares received upon exercise) on the same terms as a bone fide offer received by such third party (“Third Party Offer”). All of the material terms of the Third Party Offer shall be set forth by you in a written notice (“Notice”) and delivered to the Company. The Company shall have thirty (30) days to exercise its right of first offer after receiving the Notice. The right of first offer shall not apply to transfers to a trust for estate planning purpose, provided that such trust agrees to be subject to the right of first refusal.

Going Private Transaction with Third Party. If the Company is taken private by reorganization, merger, stock purchase, asset purchase, share exchange, consolidation or other acquisition transaction by a third party other than the Company’s current majority shareholders (Dr. David C. Collins and Mrs. Mary C Collins) and the Company’s Common Stock is no longer registered under the Exchange Act, then the Option shall vest 100% and be exercisable in connection with such transaction.

7.

Shares to be Issued in Compliance with Applicable Laws and Exchange Rules. By accepting the Option, you represent and agree, for yourself and any person entitled to exercise this Option, that none of the shares purchased on exercise of the Option will be acquired with a view to any sale, transfer or distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, any applicable state “blue sky” laws or any applicable foreign laws. If required by the Committee at the time the Option is exercised, the person entitled to exercise the Option shall furnish evidence satisfactory to the Company to such effect (including a written representation and an indemnification of the Company in the event of any violation of any applicable laws). The Company does not have to issue any shares on the exercise of this Option if there has not been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

8.

Withholding of Taxes. Upon the exercise of this Option, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to the exercise.

9.

No Assignment or Transfer. This Option and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law except (i) by will or the laws of descent and distribution or (ii) to your designated beneficiary to the extent permitted by the Committee. If there is any other attempt to transfer this Option or any other right or privilege granted hereby, this Option and all rights and privileges granted hereby shall immediately become null and void and be of no further force or effect.

10.

Beneficiary Designation. You may name a beneficiary or beneficiaries to whom any unexercised vested Option shall pass in the event of your death. Each such designation shall revoke all prior designations by you and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation and, subject to the Terms including Section 3 hereof, any unexercised vested Option may be exercised by the Committee or executor of your estate.

11.

Participation in Other Company Plans. The grant of this Option will not affect any right you might otherwise have to participate in and receive benefits under the then current provisions of any pension, insurance, or profit sharing program of the Company or any of its subsidiaries.

12.

Not an Employment or Service Contract. Nothing in this Option is to be construed as an agreement, express or implied, by the Company or any of its subsidiaries to employ you or contract for your services, nor will it restrict the Company's or such subsidiary's right to discharge you or cease contracting for your services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between you and the Company or any of its subsidiaries.

13.

No Rights as a Shareholder Until Issuance of Stock Certificate. Neither you nor any other person legally entitled to exercise this Option will be entitled to any of the rights or privileges of a shareholder of the Company with respect to any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing the shares shall have been actually issued and delivered or such shares are issued in book entry form and reflected as such in the Company’s records.

14.

Agreement Subject to Terms. This Option is subject to, and the Company and you agree to be bound by, all of the terms and conditions of the Award Agreement and the Terms, as each may be amended from time to time in accordance with their terms. No amendment to the Terms or the Award Agreement will adversely affect your rights under this Option in a material manner without your prior written consent.

15.

The Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Award Agreement including, but not limited to, the power (a) to interpret the Award Agreement, (b) to adopt rules for the administration, interpretation and application of the Award Agreement as are consistent therewith, and (c) to interpret, amend or revoke any such rules. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons. A Section 16 Person is a person who, with respect to the Shares, is subject to Section 16 of the Exchange Act. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

16.

Indemnification. Each person who is or shall have been a member of the Committee, or of the board of directors of the Company, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.

Entire Agreement; Governing Law. The Terms and the Award Agreement constitute our entire agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. The interpretation, performance and enforcement of the Award Agreement shall be governed by the internal substantive laws of the State of Delaware, without regard to the conflict of laws provisions of that or any other State. The Option can only be amended in a writing executed by the chairman of the board of the Company.

18.

Severability. In the event any provision of these Terms or the Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of these Terms and the Award Agreement, and these Terms and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

19.

Requirements of Law. The granting of the Option and the issuance of Shares upon exercise of the Option shall be subject to all applicable laws. Subject to the foregoing, any grants or payments hereunder may be adjusted as reasonably required to comply with the terms of Section 409A of the Code, while attempting to achieve a result whose economic impact is as similar as possible to that contemplated hereunder.